UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (date of earliest event reported): November 12, 2009


                                 BUYONATE, INC.
             (Exact name of registrant as specified in its charter)

           Nevada                       333-151252               26-2477977
(State or other jurisdiction           (Commission             (IRS Employer
      of incorporation)                File Number)          Identification No.)

                     440 Waterwheel Falls Dr., Henderson, NV
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (702) 335-4531

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))
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SECTION 4 - MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

(a) On November 12, 2009, we dismissed the firm of Seale and Beers, CPAs (Seale and Beers") as our independent certifying accountants pursuant to the unanimous consent of our Board of Directors. We initially retained Seale and Beers on August 7, 2009, but the firm has not performed any auditing or accounting services nor has it issued any audit or other reports on our financial statements. Accordingly, since we retained Seale and Beers, we had no disagreements with the firm, whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Seale and Beers' satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report on our financial statements.

We have provided Seale and Beers with a copy of the foregoing disclosure, and have requested that it furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with such disclosure. We are including as an Exhibit to this Form 8-K, a copy of the letter from Seale and Beers as required by Item 304(a)(3) of Regulation S-K.

(b) On November 12, 2009, we engaged GBH CPAs, PC, as our new independent certifying accountants. During the two most recent fiscal years and the interim periods preceding the engagement, we have not consulted GBH CPAs, PC regarding any of the matters set forth in Item 304(a)(1)(v)of Regulation S-K..

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No.                                Description
-----------                                -----------

16.1 Letter from Seale and Beer, CPAs regarding its concurrence or disagreement with the statements made by Buyonate, Inc. in this current report Form 8-K.

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
                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        BUYONATE, INC.


Date: November 12, 2009                 By  /s/ Husni Hassadiyeh
                                          --------------------------------------
                                          Husni Hassadiyeh
                                          Chief Executive Officer


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